Exhibit 5.1

3 World Trade Center

175 Greenwich Street
New York, NY 10007
T +1 (212) 277-4000

freshfields.us

February 3, 2026

3M Company
3M Center, St. Paul,
Minnesota, 55144

Ladies and Gentlemen:

3M Company, a Delaware corporation (the “Company”), is filing with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time of (a) shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company; and (b) the Company’s debt securities, in one or more series (collectively, the “Debt Securities”), which may be issued pursuant to an indenture dated as of November 17, 2000 (the “Base Indenture”), by and between the Company (formerly known as Minnesota Mining and Manufacturing Company) and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), as amended by the First Supplemental Indenture dated as of July 29, 2011 (the “First Supplemental Indenture”) and the Second Supplemental Indenture dated as of February 3, 2026 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”) by and between the Company and the Trustee.

In rendering the opinions expressed below, we have examined originals or copies of the following documents and agreements:

(a)	the Registration Statement and the documents incorporated by reference therein;

(b)	an executed copy of the Base Indenture;

(c)	an executed copy of the First Supplemental Indenture;

(d)	an executed copy of the Second Supplemental Indenture; and

(e)	copies of the Company’s Certificate of Incorporation, as amended as of December 4, 2017, certified by the Secretary of State of the State of Delaware and the Company’s Amended and Restated Bylaws, as adopted as of February 7, 2023, certified by the Assistant Secretary of the Company.

In addition, we have examined and have relied as to matters of fact upon originals or copies of such corporate and other records, agreements, documents and other instruments and certificates or comparable documents of public officials and of officers and representatives of the Company and such other persons, and we have made such other investigations, as we have deemed necessary or advisable as a basis for the opinions expressed below.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed or that we have examined in draft, specimen or certificated form will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

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Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.	When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors of the Company, for the consideration approved by the Board of Directors of the Company (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.

2.	When any officers’ certificate or supplemental indenture to the indenture to be entered into in connection with the issuance of any Debt Securities has been duly authorized, executed and delivered by the Trustee and the Company, as applicable; the specific terms of a particular series of Debt Securities have been duly authorized by the Company and established in accordance with the Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (w) the enforceability of any waiver of rights under any usury or stay law, (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above, (y) the validity, legally binding effect or enforceability of any provision of the Indenture that requires or relates to adjustments to a conversion rate, if any, at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Debt Securities to the extent determined to constitute unearned interest.

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In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company shall have duly established the terms of such security, which terms will conform to the description thereof in the Registration Statement or the prospectus supplement relating thereto and, in the case of Debt Securities, any supplemental indenture to the Indenture relating to the issuance of any Debt Securities, and shall have duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Delaware; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Indenture, any supplemental indenture to the Indenture relating to the issuance of any Debt Securities and the Debt Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that the terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company of any such security (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under or breach of, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Freshfields US LLP

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